UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – July 22, 2014

CODORUS VALLEY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File	(IRS Employer
	Number)	Number)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519
(Registrant’s telephone number including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.
FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2014, Codorus Valley Bancorp, Inc., a Pennsylvania corporation (“Codorus Valley”), Madison Bancorp, Inc., a Maryland corporation (“Madison”), and CVLY Corp., a Pennsylvania corporation and wholly-owned subsidiary of Codorus Valley (“Acquisition Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Codorus Valley will acquire Madison through the merger of Acquisition Subsidiary with and into Madison (the “Merger”), with Madison being the surviving corporation in the Merger. In connection with the Merger, Madison will cause its wholly-owned subsidiary, Madison Square Federal Savings Bank (“Madison Square”), to merge with and into Codorus Valley’s wholly-owned subsidiary, PeoplesBank, a Codorus Valley Company (“PeoplesBank”) (the “Bank Merger”), with PeoplesBank being the surviving bank in the Bank Merger.

The Board of Directors and senior management of Codorus Valley and PeoplesBank will remain the same following the Merger and Bank Merger.

Under the terms of the Merger Agreement, upon consummation of the Merger, each share of Madison common stock will be converted into the right to receive $22.90 in cash, without interest, and each outstanding option to purchase Madison common stock will be converted into the right to receive cash based on a formula set forth in the Merger Agreement.

Each of the directors and executive officers of Madison has entered into a Voting Agreement, substantially in the form of Exhibit B to the Merger Agreement, dated as of July 22, 2014, with Codorus Valley, pursuant to which each such person has agreed, among other things, to vote all shares of common stock of Madison owned by him or her in favor of the approval of the Merger.

Consummation of the Merger is subject to certain terms and conditions, including, but not limited to, receipt of various regulatory approvals and approval by Madison’s shareholders.

It is expected that the acquisition will be completed in the fourth quarter of 2014 or first quarter of 2015.

The Merger Agreement contains representations and warranties that the parties made to each other. The assertions embodied in those representations and warranties by each of Madison and Codorus Valley are qualified by information in confidential disclosure schedules delivered together with the Merger Agreement. While Codorus Valley does not believe that these schedules contain information that the securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

The foregoing summary of the terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by this reference.

The press release announcing the proposed Merger is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

In connection with the announcement of the Merger Agreement, Codorus Valley intends to distribute to its employees on or about July 22, 2014 the communication attached hereto as Exhibit 99.2, which is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated July 22, 2014, among Codorus Valley Bancorp, Inc., Madison Bancorp, Inc. and CVLY Corp.

99.1	Press Release issued July 22, 2014.

99.2	Employee Communication dated July 22, 2014.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date: July 22, 2014	/s/ Larry J. Miller
Larry J. Miller
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated July 22, 2014, among Codorus Valley Bancorp, Inc., Madison Bancorp, Inc. and CVLY Corp.

99.1	Press Release issued July 22, 2014.

99.2	Employee Communication dated July 22, 2014.